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                                                                   EXHIBIT 10.19

                                LEASE AGREEMENT


     THIS LEASE AGREEMENT ("Lease") is dated as of the 28th day of October, 1999, by and between WESTLAKE PARK ASSOCIATES, a Washington limited partnership ("Landlord"), and ENCODING.COM, a Delaware corporation ("Tenant").

     Landlord and Tenant agree as follows:

                                  ARTICLE 1.
                      DEFINED TERMS; LEASE DATA; EXHIBITS

     The following terms shall have the following meanings unless otherwise specifically modified herein:

     Section 1.1 Building and Premises. "Building" means the Building in which the Premises is located, known as the Centennial Building, 1904 Fourth Avenue, Seattle, Washington, as more particularly described on Exhibit A. "Premises"
                                                       ---------
means that space consisting of approximately Nine Thousand (9,000) rentable square feet ("RSF") on the second floor of the Building, as outlined on Exhibit
                                                                        -------
B. The actual RSF of the Premises shall be measured and mutually agreed to by
-
Landlord and Tenant prior to the Commitment Date, with a written confirmation thereof signed by both parties. "RSF" shall include Tenant's pro rata share of common areas used by second floor tenants including first floor lobby.

     Section 1.2 Term, Commencement and Expiration Date. The Commencement Date means November 15, 1999. The term of this Lease ("Lease Term") shall be five
(5) years commencing on the Commencement Date.  "Lease Year" means each twelve
(12) month period beginning with the first day of the month next following the Commencement Date.

     Section 1.3 Early Access; Delay Charges. Landlord shall make the Premises available for Tenant's access no later than November 1, 1999, for purposes of cabling, wiring and furniture and equipment installation. In the event that Tenant's occupancy of the Premises is delayed by Landlord beyond November 7, 1999, then Landlord shall be obligated to pay to Tenant delay charges at the rate of Two Thousand Five Hundred Dollars ($2,500) per day until such time as Tenant is granted occupancy. Delay charges shall be paid within five (5) days of demand by Tenant or, at Tenant's election, credited against Rent hereunder.

     Section 1.4 Exhibits. Landlord and Tenant agree that this Lease is further subject to the provisions of the attached Exhibits which are listed below. The provisions of the Exhibits are understood to be an integral portion of this Lease.

                    Exhibit A       Legal Description
                    Exhibit B       Premises Floor Plan

                                  ARTICLE 2.
                                   PREMISES

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions herein set forth the Premises, together with rights of ingress and egress over
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common areas in the Building, sidewalks, and other common areas associated therewith. Prior to the Commencement Date, Landlord shall, at its cost and expense: (a) steam clean all carpets within the Premises; (b) repair all damaged walls within the Premises and provide painting touch-up where needed; and (c) otherwise deliver the Premises to Tenant in "broom clean" condition.

                                  ARTICLE 3.
                            RENT; SECURITY DEPOSIT

     Section 3.1 Rent. Tenant shall pay Landlord without notice Basic Rent in the amount of Twenty-seven Dollars ($27.00) per RSF in the Premises per year, payable in equal monthly installments, and any other payments due hereunder (collectively "Rent"), in lawful money of the United States of America in advance on or before the first day of each month (or at other dates specified in this Lease) during the Lease Term at Landlord's Notice Address set forth on the signature page, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent shall commence on the Commencement Date. Rent for any partial month at the beginning or end of the Lease Term shall be prorated.

     Section 3.2 Security Deposit. Tenant shall deposit with Landlord an amount equal to one (1) month of Basic Rent ("Security Deposit"), upon Tenant's execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. If Tenant commits a default, or owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any law and shall not be construed as liquidated damages. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) within thirty (30) days expiration of this Lease.

                                  ARTICLE 4.
                                     USES

     Section 4.1 General Use. The Premises shall be used for office purposes or for any other lawful purposes which are consistent with applicable zoning ("Permitted Use") and for no other business or other purpose without the prior written consent of Landlord. No act shall be done in or about the Premises that is unlawful or that will increase the then existing rate of insurance on the Building. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing that disturbs the quiet enjoyment of any other Building tenant. Tenant shall not, without the written consent of Landlord, use any apparatus, machinery or device in or about the Premises that will cause any substantial noise, vibration, or fumes or disturb the quiet enjoyment of any other Building tenant. Tenant shall comply with all laws relating to its use or occupancy of the Premises or to the common areas and shall observe such reasonable rules and regulations concerning Tenant's use or occupancy of the Premises or related to the common areas as may be adopted by Landlord

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from time to time and made available to Tenant so long as the same are not inconsistent with this Lease.

     Section 4.2 No Hazardous Substances. Tenant shall not dispose of or otherwise allow the presence or release of any hazardous substances in the Premises. Landlord represents and warrants to Tenant that no portion of the Premises or the Building contains any hazardous substances. Landlord further represents and warrants it has not received any notice, claim or demand from any governmental agency or any other person claiming or indicating the location, disposal or existence of any hazardous substances in the Building, including the Premises. Landlord warrants, represents, covenants and agrees that it will not use, produce, store, release, dispose of or bring into the Premises or the Building any hazardous substances or allow any other entity or person to do so.

     As used herein, the term "hazardous substances" includes any substance, waste or material defined or designated as hazardous, toxic or danger (or any similar term) by any federal, state or local statute, regulation, rule or ordinance now or hereafter in effect including, without limitation, petroleum products and by-products, asbestos, polychlorinated biphenyls, chlorinated solvents, and urea formaldehyde.

     Each party agrees to indemnify and hold harmless the other party against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expenses (including, without limitation, attorneys' fees and disbursements) which may be imposed on, incurred or paid by, or asserted against the other party directly or indirectly arising from or attributable to any misrepresentation or breach of any warranty, covenant or agreement by the indemnifying party under this section.

                                  ARTICLE 5.
                            [INTENTIONALLY OMITTED]

                                  ARTICLE 6.
                            PERSONAL PROPERTY TAXES

     Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all property owned by Tenant located on the Premises or in the Building and promptly upon request of Landlord shall provide written proof of such payment.

                                  ARTICLE 7.
                             SERVICES BY LANDLORD

     Landlord will provide to the Premises services customary to first-class office buildings in the local area, including without limitation electricity for lighting, office machines, computers, and copiers, hot and cold running water and sewer, a Building security system and mechanical cooling, heating and ventilation at such temperatures and in such amounts as are reasonably standard for first-class office buildings in the local area. All services, including elevator, Building access through the security system (by means of cards, keys or other appropriate access devices), water, and the cooling, heating, and ventilation system, shall be available to the Premises twenty-four (24) hours per day, seven (7) days per week. The Building elevator(s) shall lock off the Premises from general public access during nonbusiness hours of the Building

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in general. Landlord shall also provide daily bonded janitorial services for the
Premises, lamp replacement for Landlord-furnished lighting, toilet room supplies and perimeter window washing, all with reasonable frequency customary to first-class office buildings in the local area.

     Landlord shall not be liable for any loss or damage caused by or resulting from any variation, interruption or failure of such services due to any cause whatsoever, except the willful misconduct of Landlord or its employees, agents, contractors or invitees. Rent shall abate for the period of any interruption or failure of such services caused by such willful misconduct, and for the period of any interruption or failure due to any cause which extends for more than forty-eight (48) hours. For those services within Landlord's reasonable control, Landlord will correct any interruption of services as soon as practicable.

     Tenant shall have the right to establish its own procedures to maintain and protect the internal security of the Premises in accordance with Tenant's needs. Tenant, in its sole discretion, shall have the right to install additional security devices for the Premises at its own cost and expense.

                                  ARTICLE 8.
                           ASSIGNMENT AND SUBLETTING

     Except as provided below, Tenant shall not, without Landlord's written consent (which consent shall not unreasonably be withheld or delayed), assign or transfer the Lease (or any interest therein) or sublease the Premises or any portion thereof. Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent, sublet all or any portions of the Premises or assign the Lease (or any interest therein) to: (i) a subsidiary, affiliate, division or corporation controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action; or (iii) a purchaser of substantially all of Tenant's assets located in the Premises. For the purpose of this Lease, no sale or transfer of Tenant's capital stock or redemption or issuance of additional stock of any class, including issuance of stock in connection with Tenant's "going public," shall be deemed an assignment, subletting or any other transfer of the Lease or the Premises. If Landlord's consent is required hereunder, Landlord (a) shall respond to Tenant within ten (10) days after receipt of written notice from Tenant requesting such consent ("Tenant's Notice"), otherwise such consent shall be deemed given; and (b) shall have the right, exercisable by providing Tenant with written notice within ten (10) days after receipt of Tenant's Notice, to recapture that portion of the Premises proposed to be subleased and enter into a direct lease with the proposed Subtenant, in which event Tenant shall be released from all liability under this Lease for the space so recaptured effective upon Tenant's vacation thereof.

                                  ARTICLE 9.
                               CARE OF PREMISES

     Section 9.1 Tenant shall keep the interior of the Premises in a reasonably neat, clean and sanitary condition and shall at all times preserve them in good condition and repair, ordinary wear and tear or damage due to casualty or condemnation excepted. If Tenant shall fail to do so, Landlord shall notify Tenant of such failure. If, after receiving such notice, Tenant fails within

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the period of time allowed for cure of default to place the Premises in said condition and state of repair, Landlord may at its option do so and Tenant on demand shall pay the costs thereof.

     Section 9.2 Landlord shall repair and maintain in a first-class condition the structural portions of the Building, including, without limitation, the elevators, plumbing, air conditioning, heating and electrical systems, whether located within or outside the Premises, the Building roof, curtain wall, all exterior glass doors and plate glass, elevators, escalators, telephone and electrical closets, all lobbies and corridors, balconies, landscaping, walkways, and the interior portions (excluding the Premises) of the Building above and below grade. Landlord covenants and agrees that Landlord's right to enter the Premises to make alterations, repairs or additions, whether pursuant to this section or as anywhere else provided for in this Lease, shall be exercised in accordance with Tenant's security regulations and such work shall be performed with the least possible amount of interference to Tenant, and at times when the nature of such work will least interfere with or otherwise unreasonably distract Tenant from the conduct of its business. Rent shall be abated in the event Landlord, for any reason, fails to commence and complete any repairs required to be made by Landlord under this section within a period of two (2) business days after notice to Landlord of the need for such repairs or in the event the performance of any repair work required under this section interferes with Tenant's use of the Premises, such abatement to be based upon the extent such failure interferes with Tenant's normal use of the Premises.

                                  ARTICLE 10.
                             SURRENDER OF PREMISES

     Subject to the terms of Article 13 relating to damage and destruction, upon
                             ----------
expiration or termination of the Lease Term whether by lapse of time or otherwise (including any holdover period), Tenant at its expense shall: (1) remove Tenant's goods and effects and those of all persons claiming under Tenant, (2) leave the Premises broom clean, and (3) promptly and peacefully surrender the Premises. Any property left on the Premises after the expiration or termination of the Lease Term shall be deemed to have been abandoned and the property of Landlord to dispose of as Landlord deems expedient, and Tenant shall be liable for all reasonable costs associated with the disposal of such property; provided that Tenant shall have reasonable notice and opportunity to
          --------
remove such property itself before it shall be deemed abandoned.

                                  ARTICLE 11.
                                  ALTERATIONS

     Tenant, at its own expense, may make from time to time any nonstructural alterations to the Premises, and, provided Tenant first obtains Landlord's written consent which shall not unreasonably be withheld or delayed, any structural alterations, additions, and improvements in and to the Premises ("Work") that it may deem necessary or suitable for the conduct of its business therein. Landlord, without expense to itself, shall cooperate with Tenant in securing building and other permits and other authority necessary from time to time for any Work permitted under this Lease. All Work shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to those in the Premises and Building. Tenant shall have the right to remove all alterations, additions and improvements made by Tenant, so long as Tenant repairs any damage to the Premises caused by such removal.

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     Landlord at its option and expense may make any repairs, alterations, additions or improvements that Landlord may deem necessary or advisable for the preservation, safety or improvement of the Premises or the Building; provided
                                                                     --------
that such repairs, alterations, etc. shall not interfere with Tenant's access to or normal use and enjoyment of the Premises and that Rent shall be abated in the event and to the extent of any such interference.

                                  ARTICLE 12.
                             ENTRY AND INSPECTION

     Upon twenty-four (24) hours prior notice to Tenant, Landlord, at all reasonable times, may enter the Premises for the purpose of inspecting the Premises subject to Tenant's reasonable security requirements; provided that
                                                               --------
Rent shall be abated to the extent Landlord's entry onto the Premises materially interferes with Tenant's operations on the Premises. Nothing in this section shall impose upon Landlord any obligation not expressly imposed elsewhere in this Lease. Landlord shall have the right at reasonable times to enter the Premises for the purpose of showing the Premises to prospective tenants during the period beginning ninety (90) days prior to the expiration or sooner termination of this Lease.

                                  ARTICLE 13.
                       DAMAGE BY FIRE OR OTHER CASUALTY

     Section 13.1 Loss (Insured or Uninsured). If the Premises or the Building is damaged by fire or other casualty, Landlord shall with all due diligence repair or rebuild the damaged portion to at least the condition existing immediately before said casualty. Landlord shall use any insurance proceeds received as a result of the casualty for such purpose, together with such funds as are necessary to complete such repair or restoration. Tenant consents to insurance proceeds being paid to and placed in the custody of the lienholder of any mortgage or deed of trust encumbering the Premises; provided that the
                                                        --------
lienholder shall first agree in writing with Landlord for the benefit of Tenant to make the proceeds of such insurance available for repair and restoration of the Premises as required in this section.

     Section 13.2 Major Damage. For purposes of this section, "Major Damage" means (i) damage to such extent that the estimated cost of full repair of such damage is greater than fifty percent (50%) of the full replacement value of the property damaged, or (ii) damage rendering the Premises or the Building substantially unusable for its intended purpose for more than three (3) months. Notwithstanding Section 13.1 above, in the event of Major Damage to the Building
                ------------
or the Premises, Landlord may elect not to restore the damage by so notifying Tenant within thirty (30) days after the casualty. Upon such notice, this Lease shall terminate, the Tenant shall have no further obligation to pay Rent, and Landlord shall retain any insurance proceeds. If Landlord elects to restore any Major Damage to the Premises on the Building, it shall commence restoration in the same manner as provided in Section 13.1.
                               ------------

     Section 13.3 Tenant's Option to Terminate. If the Building is damaged so as to render the whole or any substantial portion of the Premises untenantable in Tenant's good faith opinion for a period of sixty (60) days or more, or if Landlord fails to notify Tenant whether it will repair any Major Damage within thirty (30) days after the same occurs, then Tenant shall have the option to terminate this Lease upon ten (10) days' notice to Landlord. In addition, if

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Landlord is required to repair any damage under this section, Tenant may terminate this Lease by notice to Landlord if Landlord has not restored and rebuilt the Premises within six (6) months after the occurrence of such damage or destruction.

     Section 13.4 Abatement of Rent. Upon occurrence of any casualty, Rent shall be prorated and abated during the period beginning with the date of the casualty and continuing until the Premises are restored as required in this section in the proportion that the Rent for the part of the Premises unusable by Tenant for its normal operations bears to the Rent for the entire Premises.

     Section 13.5 Tenant's Property. Landlord will not carry insurance of any kind on furniture, furnishings, fixtures, or equipment owned by Tenant, and Landlord shall not be obligated to repair any damage thereto or replace the same, except as otherwise expressly provided elsewhere in this Lease.

                                  ARTICLE 14.
                                INDEMNIFICATION

     Section 14.1 Tenant's Indemnification Obligations. Tenant shall indemnify, hold harmless and defend Landlord from and against all liabilities, damages, losses, claims, actions, costs, and expenses, including reasonable attorneys' and other professional fees, in conjunction with loss of life, personal injury and/or property damage arising out of the occupancy or use of Tenant of any part of the Premises or the Building, occasioned wholly or in part by any act or omission of Tenant or its officers, agents, servants, employees, contractors, licensees, guests, invitees or visitors. The foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting form injuries to persons or property caused by the negligence of Landlord, its officers, agents, servants, employees, contractors, licensees, guests, invitees or visitors, or other tenants of the Building.

     Section 14.2 Landlord's Indemnification Obligations. Landlord shall indemnify, hold harmless and defend Tenant from and against all liabilities, damages, losses, claims, actions, costs and expenses, including reasonable attorneys' and other professional fees, in conjunction with or arising out of
(a) any failure by Landlord to perform any of the agreements, terms, covenants or conditions of this Lease on Landlord's part to be performed, (b) any accident, injury or damage that happens in, upon or about the Premises or the Building caused by the negligence or intentional act or omission of Landlord, its officers, agents, servants, employees, contractors, licensees, guests, invitees, or visitors, or any third party unrelated to Tenant, or (c) Landlord's failure to comply with any laws, ordinances, requirements, orders, directions, rules or regulations of any federal, state, county or municipal governmental authority or agreement of record affecting the Premises or the Building.

                                  ARTICLE 15.
                                   INSURANCE

     Section 15.1  Liability Insurance.

          (a) Tenant. Throughout the Lease Term Tenant at its own expense shall keep and maintain in full force and effect, a policy of commercial general liability insurance insuring

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Tenant's activities upon, in or about the Premises against claims of bodily injury or death or property damage or loss with a limit of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and in the aggregate (per policy year).

          (b) Landlord. Throughout the Lease Term Landlord at its own expense shall keep and maintain in full force and effect a policy of commercial general liability insurance insuring Landlord's activities upon, in or about the Premises and the Development against claims of bodily injury or death or property damage or loss with a limit of not less than Ten Million Dollars ($10,000,000) combined single limit per occurrence and in the aggregate (per policy year).

     Section 15.2  Property Insurance.

          (a) Tenant. Throughout the Lease Term Tenant shall at its option either keep and maintain what is commonly referred to as "all risk" coverage insurance on Tenant's personal property in the Premises (including without limitation inventory, trade fixtures, floor coverings, furniture, and property removable by Tenant under this Lease), or self-insure against any damage to or loss of such property.

          (b) Landlord. Throughout the Lease Term Landlord at its own expense shall keep and maintain in full force and effect what is commonly referred to as "all risk" coverage insurance or its equivalent, covering all perils covered by the broadest extended coverage endorsement obtainable from insurance companies on the Building, including the Premises and all tenant improvements, in the amount of their full replacement value, including demolition and removal of debris.

     Section 15.3 Insurance Policy Requirements. All insurance required under this section shall be with companies rated AX or better in Best's Insurance Guide and duly authorized to do business in Washington. No insurance policy required under this section to be carried by either Landlord or Tenant shall be cancelled or reduced in coverage and each insurance policy shall provide that it is not subject to cancellation or a reduction in coverage except after thirty
(30) days prior written notice to the other party. Tenant and Landlord shall deliver to the other prior to the Commencement Date and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same and naming the other party as an additional insured thereunder. The limits of any required insurance policy shall not limit the liability of Tenant or Landlord under this Lease.

     Section 15.4 Waiver of Subrogation. Notwithstanding any other provision to the contrary herein, Landlord and Tenant release each other, their agents and employees from liability and waive all right of recovery against each other for any loss from perils insured against under their respective policies for damages caused by fire or other perils (including all risk extended coverage) that are covered by insurance, regardless of any fault or negligence. Each party shall use reasonable efforts to cause its insurance carrier(s) to consent to the foregoing waiver of rights of subrogation against the other party. Notwithstanding the foregoing, no such release shall be effective if its effect would be to void coverage under the aforesaid insurance polic(ies). Each party shall obtain appropriate waiver(s) from its own insurance compan(ies).

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                                  ARTICLE 16.
                             ADVERTISING AND SIGNS

     Tenant shall not place any sign on the exterior of the Premises or the Building, or on any part of the interior of the Premises visible from the exterior thereof, without the prior written consent of Landlord.
Notwithstanding the foregoing, Tenant may install such signage as it deems appropriate on any floor occupied solely by Tenant, its sublessees and assignees. All signage, permitted or consented to hereunder shall be installed, maintained and removed by Tenant at its sole expense.

                                  ARTICLE 17.
                             INSOLVENCY AND LIENS

     Section 17.1 Insolvency. If Tenant becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant and Tenant shall fail to terminate such bankruptcy proceeding or remove such receivership within sixty (60) days after commencement of such proceedings or receivership, Landlord at its option may terminate this Lease and Tenant's right of possession under this Lease.

     Section 17.2 Liens. Tenant shall not permit any lien to be filed against the Premises or the Building by reason of obligations incurred by or on behalf of Tenant and Tenant hereby indemnifies and holds Landlord harmless from any liability from any such lien; provided, however, that Tenant, at its sole cost
                              --------  -------
and expense and after written notice and furnishing of an appropriate bond to Landlord, may contest any lien by appropriate proceedings conducted in good faith and with due diligence.

                                  ARTICLE 18.
                                 CONDEMNATION

     Section 18.1 Entire Taking. If all of the Premises are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rent and other payments shall be paid to that date.

     Section 18.2 Partial Taking. In the event of (i) a taking of only a portion of the Premises but the remainder of the Premises remaining after such taking is unsuitable in Tenant's reasonable discretion for its business operations, or (ii) a taking of any portion of the Building which materially detracts from the character of the Building, then, in any such event, Tenant shall have the right to cancel this Lease effective on the date title to the property vests in the condemning authority. Tenant shall give notice of its election hereunder not later than thirty (30) days in advance of the date Tenant must vacate in the event of a taking specified in this Section.

     Section 18.3 Abatement of Rent. Upon a partial taking of the Premises, Rent shall be prorated in the same proportion that the Rent for the part of the Premises taken bears to the Rent for the total Premises immediately before the taking. Rent shall also likewise be abated for any portion of the Premises that is not taken but is rendered temporarily unusable by Tenant by virtue of repairs or restoration necessitated by the taking of other space.

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     Section 18.4  Restoration of Premises by Landlord.  If this Lease is not terminated pursuant to Section 18.2 above, Landlord shall make any restoration
                       ------------
of the remainder of the Building and the Premises necessitated by reason of the partial taking as promptly as reasonably practicable and within the time periods prescribed in the event of a casualty governed by Section 13 to restore them to
                                                  ----------
the same condition (as circumstances permit) as existed immediately before the partial taking.

     Section 18.5 Awards and Damages. Landlord reserves all rights to damages to the Premises for any partial or entire taking and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award (except any award or portion thereof allocated to Tenant's personal property or improvements paid for by Tenant), and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenant's personal property or improvements paid for by Tenant (not including Tenant's leasehold interest).

                                  ARTICLE 19.
                                    DEFAULT

     Section 19.1  Tenant's Right to Cure. Tenant shall have a period of ten
(10) days from the date of receipt of written notice from Landlord to Tenant within which to cure any default in the payment of Rent and other sums due hereunder. Tenant shall have a period of twenty (20) days from the date of written notice from Landlord to Tenant within which to cure any other default hereunder, but with respect to any such default that cannot reasonably be cured within twenty (20) days, the default shall not be deemed to be uncured if Tenant commences cure within twenty (20) days and for so long as Tenant is diligently prosecuting the cure thereof.

     Section 19.2 Landlord's Re-entry. Upon any uncured default of this Lease by Tenant, Landlord, besides other rights or remedies it may have, at its option, may enter the Premises or any part thereof, in compliance with applicable law, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein, and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease and as agent of Tenant, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof), and at such reasonable rental or rentals and upon such other terms and conditions as Landlord reasonably may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default re-entry and/or disposition by summary proceedings or otherwise, all delinquent Rent shall become due thereupon and be paid up to the time of such re-entry or dispossession together with such reasonable expenses as Landlord may incur for attorneys' fees, advertising expenses, brokerage fees and/or putting the Premises in good order and repair.

     Section 19.3 Reletting the Premises. Rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness form Tenant to Landlord other than Rent; second, to the payment of any costs and expenses of such reletting and including, but not limited to, attorneys' fees, advertising fees and brokerage fees, and to the payment of any repairs to the Premises necessitated by Tenant's occupancy thereof; third, to the payment of Rent due and to become due hereunder, and, if after so applying said rents there is any deficiency in the Rent to be paid by Tenant under this Lease, Tenant shall pay monthly on the dates specified herein the difference between such Rent and the amount for which Tenant proves the Premises could have been rented. Any payment made or suits brought to collect the amount of such difference for any months shall not prejudice in any way the right of Landlord to collect such differences for any subsequent month. Landlord shall make all reasonable efforts to mitigate its damages by reletting the Premises. No such re-entry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default.

     Section 19.4 Right to Perform. If Tenant fails to pay any sum of money required to be paid by Tenant to a person or entity other than Landlord or fails to perform any other act to be performed by Tenant hereunder, and such failure continues for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Notwithstanding any other provision hereof, Landlord may undertake repairs in an emergency or to prevent further damage to the Building or Premises without delivery of notice and expiration of the above-described cure period. Landlord shall have (in addition to any other right or remedy of Landlord), the same rights and remedies in the event of the nonpayment of sums due under this subsection as in the case of default by Tenant in the payment of Rent.

     Section 19.5 Landlord's Default. If Landlord defaults in performance of any of its obligations under this Lease, which default is not cured within thirty (30) days from date of notice of such default, Tenant may cure the same at the expense of Landlord. Rent shall abate to the extent Landlord's default interferes with Tenant's normal business operations. Notwithstanding the foregoing, if Landlord's default results in an emergency jeopardizing Tenant's business operations Tenant shall have the right to cure the default after verbal notice to Landlord and Landlord shall reimburse Tenant on demand for all reasonable and necessary expenses of such cure. Any sums payable by Landlord to Tenant pursuant to this section shall be paid on demand, and if not paid within ten (10) days may at Tenant's election be offset against the next monthly installment(s) of Rent until satisfied in full.

                                  ARTICLE 20.
                                   HOLDOVER

     If Tenant shall, with the written consent of Landlord, hold over beyond the expiration of the Lease Term, such tenancy shall be deemed a month-to-month tenancy which may be terminated as provided by applicable state law. During such tenancy Tenant shall be bound by all the terms, covenants and conditions as herein specified so far as applicable.

                                  ARTICLE 21.
                                    NOTICES

     All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to Landlord and to Tenant at the addresses listed below (and after the Lease commences, mailed or delivered to Tenant at the Premises) or such other addresses as may from time to time be designated by any such party in writing. Notices shall be deemed given when delivered or if mailed as aforesaid, upon the earlier of three (3) days after the date of such mailing or the date of receipt.

                                  ARTICLE 22.
                           COSTS AND ATTORNEYS' FEES

     If Tenant or Landlord shall bring any action arising out of this Lease, the losing party shall pay the prevailing party a reasonable sum for attorneys' fees and costs in such suit, at trial and on appeal, and such attorneys' fees and costs shall be deemed to have accrued on the commencement of such action.

                                  ARTICLE 23.
                             ESTOPPEL CERTIFICATES

     Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date this Lease was executed and the date it expires; the date the Term commenced and the date Tenant accepted the Premises; the amount of Basic Rent and date to which such Rent has been paid; and certifying to the best of its knowledge: that this Lease is in full force and effect and has not been assigned, ratified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that no rent in excess of the true Rent owed Landlord is returnable to Tenant (or specifying the amount due); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by Landlord have been satisfied (or specifying the conditions unsatisfied); that all required contributions by Landlord to Tenant on account of Tenant's Improvements have been received (or specifying the amount still outstanding); that on this date there are no existing claims, defenses or offsets which Tenant has against the enforcement of this Lease by Landlord (or specifying the nature and amount of such claims, defenses of offsets); that no Rent has been paid more than one month in advance (or specifying the amount of Rent prepaid); and the amount of any security deposit held by Landlord.

                                  ARTICLE 24.
                        TRANSFER OF LANDLORD'S INTEREST

     In the event of any transfer or transfers of Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer and Tenant agrees to attorn to the transferee; provided that Landlord is not relieved of
                                    --------
any liability, including its indemnity
obligations, with respect to matters in existence or events occurring prior to the transfer and the transferee assumes and agrees to perform all obligations of Landlord to be performed and be bound by all of Landlord's representations, warranties, covenants and liabilities under this Lease from and after the date of transfer.

                                  ARTICLE 25.
                                   NONWAIVER

     Waiver by Landlord or Tenant of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

                                  ARTICLE 26.
                               QUIET POSSESSION

     Landlord warrants that, so long as Tenant is not in default under this Lease beyond any applicable cure period with respect to a default for which Landlord has notified Tenant this Lease is being terminated, Tenant's quiet possession of the Premises shall not be disturbed by Landlord or others claiming through Landlord.

                                  ARTICLE 27.
                                    PARKING

     During the entire Lease Term, Landlord shall provide Tenant up to, at Tenant's option, seven (7) employee parking stalls in the parking lot adjacent to the Building (the "Parking Lot") at a monthly rate which shall be the current rate charged to other parking tenants at the Parking Lot (currently One Hundred Fifty Dollars ($150.00) per month per stall).

                                  ARTICLE 28.
                            [INTENTIONALLY OMITTED]

                                  ARTICLE 29.
                                    GENERAL

     Section 29.1 Headings. Titles to sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     Section 29.2 Heirs and Assigns. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

     Section 29.3 No Brokers. Except for Colliers International (for whose commission or fee Landlord shall be responsible for paying up to Twenty-one Thousand Dollars ($21,000) and Tenant shall be responsible for paying the balance, if any), Landlord and Tenant each represents and warrants to the other that it has not engaged any other broker, finder or other person who would be entitled to any commission or fees from Landlord or Tenant in respect of the negotiation, execution or delivery of this Lease. Landlord and Tenant, as applicable, shall indemnify and hold harmless the other against any loss, cost, liability or expense incurred by the other as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Landlord or Tenant, as applicable.

     Section 29.4 Entire Agreement. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises and Tenant's use of the Building and other matters set forth in this Lease. No prior agreements or understandings pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

     Section 29.5 Severability. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

     Section 29.6 Force Majeure. Except as otherwise expressly provided in this Lease, time periods for either party's performance under any provisions of this Lease shall be extended for periods of time during which such performance is prevented due to circumstances beyond such party's reasonable control, including without limitation, strikes, embargoes, shortages of labor or materials, governmental regulations, acts of God, war or other strife.

     Section 29.7 Building Directory. Landlord shall maintain in the lobby of the Building a directory which shall include the names of Tenant and its employees as reasonably requested by Tenant. Such list shall be updated from time to time when requested by Tenant.

     Section 29.8 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

     Section 29.9 Notice Addresses. All notices given under this Lease shall be sent to the addresses set forth on the signature page of this Lease, or to such other address as either party from time to time may provide the other in writing.

     Section 29.10 No Joint Venture. The relationship between the parties is strictly one of landlord and tenant. Nothing in this Lease or otherwise shall be construed or deemed to create a joint venture with respect to the Building between Landlord and Tenant.

     Section 29.11 Time; Approvals and Consents. Time is of the essence of this Lease. Whenever a party's approval or consent is required or permitted under this Lease, such approval or consent shall not be unreasonably withheld, delayed or conditioned unless specifically provided to the contrary herein.

     Section 29.12 Right of First Refusal. In the event that at any time during the term of this Lease, any space on the Second Floor of the Building becomes available for lease (the "Expansion Space"), Landlord shall deliver to Tenant a notice of the availability of the

Expansion Space and an offer to Tenant to lease the Expansion Space (the "Notice") as part of the Premises under this Lease. The determination of the term, the amount of Basic Rent, and applicable tenant improvement allowance for the Expansion Space shall be proposed by Landlord and shall be included in the Notice to Tenant. Tenant shall have the right within fifteen (15) days from receipt of the Notice to accept the offer and lease the Expansion Space on the terms, covenants and conditions proposed by Landlord. If Tenant timely accepts Landlord's offer to lease the Expansion Space, an amendment to this Lease shall be prepared and executed by Landlord and Tenant. If Tenant fails to respond within the allocated time, Tenant shall be deemed to have rejected the offer as it relates to the then offered Expansion Space and Landlord may lease such space to third parties on substantially the same terms as offered in the Notice (or on terms clearly more favorable to Landlord), but Tenant's right of first refusal hereunder shall continue in effect for other space on the Second Floor in the Building and for the Expansion Space should it not be leased to a third party within one hundred twenty (120) days following delivery of the Notice.

     Section 29.13 Rooftop Rights; Utilities. For and in consideration of Tenant's entering into this Lease, Landlord hereby grants to Tenant during the Lease Term the right to install, maintain, operate, repair and replace on the rooftop of the Building one or more communications dishes and/or antennae, together with cable connections to the Premises. All rooftop equipment shall be installed in a location reasonably acceptable to Tenant. Tenant shall be responsible for the costs and expenses of installing such equipment and removing such equipment at the end of the Lease Term. Landlord hereby covenants and agrees that it shall not, during the Lease Term, construct any additional improvements on or over the roof of the Building.

     Section 29.14 Tenant's Access to Utilities. During the Lease Term, Tenant shall have the right to access all utilities serving the Premises on a 24 hour, 7 day per week basis.

     Section 29.15 Landlord's Representations and Warranties. In addition to any other representations and warranties set forth in this Lease, Landlord hereby represents and warrants to Tenant as follows:

               (i) Landlord has such title to the Premises and the Building as required to be able to grant the leasehold and appurtenant rights to Tenant therein as described in this Lease;

               (ii) the grant of leasehold and appurtenant rights to Tenant in this Lease do not violate (or have been granted in compliance with) all rights of third parties in and to the Building;

               (iii) Landlord is not aware of any components or conditions existing with respect to the Premises or the Building that do or may reasonably be expected to (A) constitute violations of existing rules, regulations, applicable laws, statutes or codes; (B) constitute violations of applicable federal, state or local environmental protection or hazardous or toxic substances legislation, rules or regulations; (C) contain (other than incidental or trace amounts of) hazardous substances, or give rise to notice obligations under "worker's right to know" or comparable legislation; or (D) render the Premises (or the other portions of the Building as to which Tenant is granted appurtenant rights) not reasonably fit or useable for their intended purposes;

               (iv) the existing HVAC, electrical and plumbing systems and equipment serving the Premises are in good working condition as of the date of Lease execution;

               (v) the existing restrooms and common areas are not presently in full compliance with the Americans With Disabilities Act of 1990 ("ADA") as of the execution date of Lease, however, if it becomes necessary in the future to modify such restrooms or common areas to comply with the ADA or other similar laws or regulations, Landlord shall be responsible for all such modifications, at its cost and expense; and

               (vi) there are no Year 2000 Conditions that would have a material adverse effect on the operations of the Building or its systems. A "Year 2000 Condition" means any condition that would cause software not to (a) correctly handle date information before, during and after January 1, 2000, (b) function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century,
(c) respond to two-digit, year-date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner, and (d) store and provide output of date information in ways that are unambiguous as to century.

     IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Lease as of the day and year first above written.

     LANDLORD:                WESTLAKE PARK ASSOCIATES, a Washington limited
                              partnership

                                  /s/ Barry N. Ampay
                              By_____________________________________________
                              Its General Partner

                              Address:
                              c/o Mayflower Park Hotel
                              405 Olive Way
                              Seattle, Washington  98101
                              Telephone: (206) 382-6992
                              Telecopy:  (206) 382-6996

     TENANT:                  ENCODING.COM, INC.,
                              a Delaware corporation



                              By_________________________________________
                                    Its__________________________________

                              Address:
                              414 Olive Way, Suite 400
                              Seattle, Washington 98101
                              Attention:  Chief Financial Officer
                              Telephone:     (206) 832-4102
                              Telecopy:      (206) 832-4001


EXHIBITS:
     A    Legal Description
     B    Premises Floor Plan



STATE OF WASHINGTON            )
                               ) ss.
COUNTY OF KING                 )


     On this _____ day of December, 1999, before me, a Notary Public in and for the State of Washington, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who signed this instrument; on oath stated that HE/SHE was authorized to execute the instrument as general partner of WESTLAKE PARK ASSOCIATES, a Washington limited partnership; acknowledged said instrument to be HIS OR HER free and voluntary act and deed, as general partner, for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                              _________________________________________________
                              NOTARY PUBLIC in and for the State of Washington, residing at______________________________________
                              My appointment expires___________________________
                              Print Name_______________________________________

STATE OF WASHINGTON      )
                         ) ss.
COUNTY OF KING           )

     On this _____ day of December, 1999, before me, a Notary Public in and for the State of Washington, personally appeared __________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that _____ was authorized to execute the instrument, and acknowledged it as the ________________________ of ENCODING.COM, INC., to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                              _________________________________________________
                              NOTARY PUBLIC in and for the State of Washington, residing at______________________________________
                              My appointment expires___________________________
                              Print Name_______________________________________